                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      PHOENIX INFORMATION SYSTEMS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        PHOENIX INFORMATION SYSTEMS CORP.
                       100 SECOND AVENUE SOUTH, SUITE 1100
                          ST. PETERSBURG, FLORIDA 33701


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON NOVEMBER 11, 1997 AT 1:30 P.M.


To the Shareholders of Phoenix Information Systems Corp.

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Phoenix Information Systems Corp., a Delaware corporation (the "Company" or "Phoenix"), will be held at the St. Petersburg Bayfront Hilton, 333 First Street South in St. Petersburg, FL, on November 11, 1997 at the hour of 1:30 P.M. local time for the following purposes:

                  (1) To elect seven Directors of the Company for the coming year;

                  (2) To consider and vote upon the ratification of BDO Seidman, LLP to perform the audit for the fiscal year ending March 31, 1998; and

                  (3) To transact such other business as may properly come before the Meeting.

   Only shareholders of record at the close of business on October 16, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                    By Order of the Board of Directors


                                    Paul W. Henry, Secretary










IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        PHOENIX INFORMATION SYSTEMS CORP.
                       100 SECOND AVENUE SOUTH, SUITE 1100
                            ST. PETERSBURG, FL 33701
                                 (813) 894-8021

                                 PROXY STATEMENT

         This Proxy Statement and the accompanying proxy of Phoenix Information Systems Corp. (APhoenix@ or the ACompany@) are furnished by the Board of Directors of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement (which includes Phoenix's Form 10-K, excluding exhibits, for its fiscal year ended March 31, 1997 in Exhibit A), together with the accompanying form of proxy will be mailed together to shareholders on or about October 17, 1997.

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is October 16, 1997. As of September 30, 1997, there were issued and outstanding 49,867,200 shares of Common Stock, par value $.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. In proposal No. 1, directors will be elected by a plurality of the votes cast at the Meeting. Proposal No. 2 and all other proposals that may come before the meeting will be decided by a majority of the votes cast at the Meeting.

         All proxies received pursuant to this solicitation will be voted (unless revoked) at the Annual Meeting of November 11, 1997 or any adjournment thereof in the manner directed by a shareholder and, if no direction is made, will be voted for the election of each of the management nominees for director in Proposal No. 1 and in favor of Proposal No. 2. If any other matters are properly presented at the meeting for action, which is not now anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a shareholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

         As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation, although it reserves the right to do so. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                 Management recommends that you vote in favor of
                  the nominees named to the Board of Directors.

                         Directors will be elected by a
                   plurality of the votes cast at the Meeting.

         Seven directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the seven persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are now members of the Board of Directors. Robert P. Gordon, Frank A. Cappiello, Robert J. Conrads, W. James Peet and Paul W. Henry were re-elected as directors by the shareholders at the Company's last Annual Meeting, which was held on November 20, 1996. Subsequent to the Company's Annual Meeting of Shareholders, Delbert F. Bloss and Yu Yan'en were elected as directors of the Company. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the Management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors. The Company's 1997 Annual Report on Form 10-K for its fiscal year ended March 31, 1997 sets forth additional information concerning each director of the Company named in the table below, each of which has been nominated to continue as a director of the Company.

                                 Term        First
                                 of          Became      Principal
Name                   Age       Office      Director    Occupation
----                   ---       ------      --------    ----------
Robert P. Gordon        47        (1)         1991       Chairman of the
                                                         Board of the Company

Delbert F. Bloss        53        (1)         1997       Chief Executive
                                                         Officer of the Company

Frank A.  Cappiello     71        (1)         1993       President of
                                                         McCullough, Andrews
                                                         & Cappiello, Inc.

Robert J. Conrads       50        (1)         1995       Managing Partner,
                                                         Voyager
                                                         Capital Group, LLC

Yu Yan'en               60        (1)         1996       President of China
                                                         Southern Airlines

Paul W. Henry           50        (1)         1992       Secretary and Director
                                                         of the Company

W. James Peet           42        (1)         1995       The Chatterjee Group
-------------

(1) Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting.

         ROBERT P. GORDON, age 47, has been an officer and director of the Company since March 1991. Mr. Gordon has been Chairman and Chief Executive Officer of Heaven International of America, Inc. (formerly known as Harvest International of America, Inc.), which has been engaged in the development of global tourism and trade in China and the United States since July 1989. Mr. Gordon founded Phoenix Systems Group, Inc. ("PSG") in 1987 and serves as its Chairman. Mr. Gordon has also been an executive officer, director and the beneficial owner of both TeleServices International Group Inc., a teleservices systems and services company that specializes in effectively handling inbound toll-free calls for major organizations and its wholly-owned subsidiary Visitors Services International Inc., an operating company that is engaged in the business of providing reservation sales and automated reservations and informational services in support of the special needs of convention and visitors bureaus since September 1996 and November 1992, respectively.


         DELBERT F. BLOSS, age 53, has been Chief Executive Officer of the Company since February 10, 1997 and President and a Director of the Company since March 21, 1997. Prior to joining Phoenix, Mr. Bloss had been President of the Airlines Systems Division of Unisys Corporation where he was responsible for all product, services, and operations support relating to the airline industry. From 1983 through 1995, Mr. Bloss was President of The Forge Group, a consulting firm he formed that specializes in airline reservations systems, where he developed airline industry strategies for the firm's primary client, Siemens AG.

         FRANK A. CAPPIELLO, age 71, has been a Director of the Company since November 1993. Mr. Cappiello is President of an investment counseling firm:
McCullough, Andrews & Cappiello, Inc., providing asset management services to funds in excess of $1 billion. He is Chairman of three No-Load Mutual Funds; Founder and Principal of Closed-End Fund Advisors, Inc.; publisher of Cappiello's Closed-End Fund Digest; author of several books and a regular panelist on "Wall Street Week with Louis Rukeyser." For more than 12 years, Mr. Cappiello was Chief Investment Officer for an insurance holding company with overall responsibility for managing assets of $800 million. Prior to that, he was the Research Director of a major stock brokerage firm.

         ROBERT J. CONRADS, age 50, has been a Director of the Company since March 1995 and is currently Managing Partner of Voyager Capital Group, LLC. Since March 1, 1996, Mr. Conrads has served on the Board of Directors of Visitors Services International Inc. From 1994 until January 1997, Mr. Conrads served as Executive Vice President, Chief Financial Officer and member of the Supervisory Board of Indigo, N.V., and President of Indigo America, Inc. From 1987 to 1993, Mr. Conrads was Managing Director of The First Boston Corporation and headed that firm's Investment Banking Technology Group based in New York. Prior to entering the investment banking industry, Mr. Conrads was with McKinsey & Co. for twelve years where he was a Director.

         YU YAN'EN, age 60, has been a Director of the Company since November 1996. Since January 1993, Captain Yu has served as President of China Southern Airlines, the largest domestic airline in China and the Company's joint venture partner. From March 1983 to December 1992, Captain Yu served as the Director General of CAAC Guangzhou Administration Bureau. From March 1980 to February 1983, he also served as the Director General of CAAC Heilongjiang Provincial Administration Bureau.

         PAUL W. HENRY, age 50, has been Secretary and a Director of the Company and PSG since April 1992. Mr. Henry has also served on the Board of Directors of both Visitors Services International Inc. since March 1, 1996 and TeleServices International Group Inc. since September 26, 1996. During the past ten years, Mr. Henry has been an independent financial consultant. From 1991 to 1992, he was retained by Essex Investment Management Company, an institutional money management firm. From 1988 to 1991, Mr. Henry was retained by the Caithness Corporation, a natural resources development company. From 1988 to 1989 he was an advisor to International Veronex Resources.

         W. JAMES PEET, age 42, has been a Director for the Company since March 1995 and has worked at The Chatterjee Group, a New York based investment group directed by Mr. Purnendu Chatterjee, since 1991. Mr. Chatterjee, Mr. George Soros, and affiliates of Quantum Industrial Holdings, Ltd. recently acquired a significant equity interest in the Company. Prior to his association with The Chatterjee Group, Mr. Peet was at McKinsey & Company where, as a core member of the electronics and technology practices, he focused on projects involving product and marketing strategies for manufacturers of computers, semiconductors, software and other electronic-related products. Mr. Peet has also been involved with entrepreneurial activities in technology and real estate.


         Eight meetings of the Board of Directors were held during fiscal 1997.
W. James Peet and Yu Yan'en did not attend at least 75% of all Board meetings.

         In 1995, the Company established a Compensation Committee comprised of Frank Cappiello, as Chairman, Robert Conrads and W. James Peet as full members and Robert P. Gordon as an ex officio member. The duties of the Compensation Committee include reviewing and acting upon recommendations from Management with respect to compensation levels of employees of the Company and to oversee the stock option plans of the Company. During the fiscal year ended March 31, 1997, the Board of Directors continued to oversee this function in lieu of committee meetings, with the exception of one meeting held in January 1997 which was not attended by W. James Peet.

         The Company has a Special Committee to administer the grant of securities under its Consulting and Services Compensation Agreement dated February 25, 1994. The members include Robert P. Gordon, Frank Cappiello and Paul W. Henry. During the fiscal year ended March 31, 1997, the Board of Directors continued to administer the grant of securities under this plan.

         In 1995, the Company established an Audit Committee comprised of Robert Conrads, Chairman, Frank Cappiello and W. James Peet as members. The Audit Committee has the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Corporation's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable, or illegal activities by those associated with the Corporation; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence on the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval. After Coopers & Lybrand ("C&L") notified the Company that the client-auditor relationship between the Company and C&L had ceased, the Audit Committee met twice regarding the appointment of a new auditing firm and recommended to the full Board the appointment of BDO Seidman, LLP as auditors for the Company.

         For additional information regarding officers and directors, compensation of officers and directors, security ownership of Management and others and certain transactions, reference is made to Items 10, 11, 12 and 13 of the Company's Form 10-K for its fiscal year ended March 31, 1997, a copy of which is annexed hereto as Exhibit A, which Items are incorporated by reference herein.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.
All forms were filed on time.

CONFLICTS OF INTEREST

         Certain of the Company's directors are employees of or have interests in other companies. Accordingly, possible conflicts of interest may arise in the future in connection with the performance of their duties. Such potential conflicts of interest may include, among other things, time, effort and corporate opportunity. As no policy has been established by the Company for the resolution of any such conflicts, the Company may be adversely affected should they choose to place their other business interests before that of the Company.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its Stockholders for monetary damages for breach of the fiduciary duty of care as a director, except under certain circumstances including breach of the director's duty of loyalty to the Company or its Stockholders or any transaction from which the director derived an improper personal benefit.

         The Company's Certificate of Incorporation provides that the Company shall indemnify in the manner and to the extent permitted by law, any person (or that person's testator or intestate successor) made or threatened to be made a party to any action or proceeding, whether domestic or foreign, civil or criminal, judicial or administrative, or federal or state, by reason of the fact that the person was a director or officer of the corporation or served any other corporation in any capacity at the request of the corporation, in the manner and to the extent permitted by law. The Company has entered into employment agreements with various officers and directors of the Company to provide indemnification for them as more fully described under AEmployment Contracts@ in
Item 10 of the Company's Form 10-K for its fiscal year ended March 31, 1997 included in Exhibit A to this Proxy Statement.

         The Company currently has director and officer liability insurance in the amount of $5,000,000. No assurances can be given that such insurance will be maintained by the Company due to the high cost of such coverage.

         The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Laws, that such provisions are against public policy as expressed in the Securities Laws and are therefore unenforceable.

                                 PROPOSAL NO. 2

                         PROPOSAL TO RATIFY AND CONFIRM
                             INDEPENDENT ACCOUNTANTS

                  Management recommends that you vote in favor
               of this Proposal. This Proposition will be decided
                by a majority of the votes cast at the meeting of
         Stockholders by the holders of shares entitled to vote thereon.

         The Company's independent accountants are selected annually by the Board of Directors. BDO Seidman, LLP Certified Public Accountants, served as the Company's independent accountants for fiscal 1997, and the Board of Directors has selected BDO Seidman, LLP as its independent accountants to audit the Company's books for fiscal 1998, subject to shareholder ratification. It is anticipated that BDO Seidman, LLP will have a representative at the Annual Meeting to make statements if they desire to do so and to respond to appropriate questions from shareholders.


                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting.



              AVAILABILITY OF SECURITIES AND EXCHANGE COMMISSION'S
                                    FORM 10-K


         ATTACHED TO THIS PROXY STATEMENT IS THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K, EXCLUDING EXHIBITS, FOR ITS FISCAL YEAR ENDED MARCH 31, 1997. THE COMPANY INCORPORATES BY REFERENCE THE FINANCIAL STATEMENTS AND OTHER INFORMATION CONTAINED IN THE COMPANY'S 1997 ANNUAL REPORT. ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING EXHIBITS WHERE SPECIFICALLY REQUESTED) FOR THE FISCAL YEAR ENDED MARCH 31, 1997, AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED FREE OF CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO PHOENIX INFORMATION SYSTEMS CORP., 100 SECOND AVENUE SOUTH, SUITE 1100, ST. PETERSBURG, FL 33701, ATT: CORPORATE SECRETARY.


               STOCKHOLDERS PROPOSALS FOR THE NEXT ANNUAL MEETING

         Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than June 20, 1998.


                                             PHOENIX INFORMATION SYSTEMS CORP.

Dated: October 16, 1997                      Paul W. Henry, Secretary

                                  Exhibit A


 Phoenix Information Systems Corp, Form 10-K for fiscal ended March 31, 1997

                                                                       APPENDIX

                                  Proxy Card

             PHOENIX INFORMATION SYSTEMS CORP. - 1997 ANNUAL MEETING
                  To be held on November 11, 1997 at 1:30 P.M.
           This Proxy is solicited on Behalf of the Board of Directors

The undersigned stockholder of Phoenix Information Systems Corp., a Delaware corporation (the Company ), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 16, 1997 and hereby constitutes and appoints Delbert Bloss and Peter J. Ford or either of them acting singly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the St. Petersburg Bayfront Hilton located at 333 First Street South, St. Petersburg, FL on November 11, 1997 at 1:30 P.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. The election of the seven directors nominated by the Board of Directors.

         FOR all nominees listed below (except WITHHOLD AUTHORITY to vote as indicated below), please check here for all nominees listed below, please check here

         Robert P. Gordon, Delbert F. Bloss, Frank A. Cappiello, Yu Yan'en, Paul
W. Henry, Robert J. Conrads and W. James Peet

To withhold authority to vote for any individual nominee or nominees write such nominees or nominees name(s) in the space provided below.


2. To ratify, adopt and approve the selection of BDO Seidman, LLP to perform the audit for the fiscal year ending March 31, 1998.

Please check one box:      FOR              AGAINST                   ABSTAIN


3. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors favors a FOR designation for proposals 1 and 2. This proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted for the election of the seven named individuals as director and in favor of Proposal No. 2.

Dated                                       ,  1997
      --------------------------------------


                                    (L.S.)
                                             ----------------------------------


                                    (L.S.)
                                             ----------------------------------



Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.